Exhibit 99.1
For immediate release
February 17, 2026

AtriCure Reports Fourth Quarter 2025 and Full Year 2025 Financial Results
•Fourth Quarter 2025 worldwide revenue of $140.5 million – an increase of 13.1% year over year
•Fourth Quarter 2025 net income of $1.8 million and positive adjusted EBITDA of $19.9 million
•Full Year 2025 worldwide revenue of $534.5 million – an increase of 14.9% year over year
•Full Year 2025 net loss of $11.4 million and positive adjusted EBITDA of $61.8 million
•2025 growth marked by expanding use of new products, including cryoSPHERE® MAX™ and AtriClip FLEX-Mini®, and the continued adoption of EnCompass® clamp
MASON, Ohio, February 17, 2026 – AtriCure, Inc. (Nasdaq: ATRC), a leading innovator in surgical treatments and therapies for atrial fibrillation (Afib), left atrial appendage (LAA) management and post-operative pain management, today announced fourth quarter 2025 and full year 2025 financial results.
“Our 2025 performance reflects strong execution and continued momentum in our business. We delivered 15% revenue growth for the year and strengthened profitability while advancing key innovation and clinical initiatives, including enrollment of our LeAAPs clinical trial, and the initiation of our BoxX-NoAF trial, that position the company for sustained value creation,” said Michael Carrel, President and Chief Executive Officer at AtriCure. “Entering 2026, we remain focused on driving durable growth, expanding margins and executing on strategic priorities that enhance AtriCure’s leadership position across our markets.”
Fourth Quarter 2025 Financial Results
Revenue for the fourth quarter 2025 was $140.5 million, an increase of 13.1% over fourth quarter 2024 revenue (12.1% on a constant currency basis), reflecting growth across the business globally, partially offset by declines in our minimally invasive devices. U.S. revenue was $114.3 million, an increase of $12.8 million or 12.6%, compared to fourth quarter 2024. U.S. revenue growth was driven by sales of our cryoSPHERE MAX® probe for post-operative pain management, AtriClip® FLEX-Mini® device for appendage management and the EnCompass® clamp in open ablation. International revenue increased $3.5 million or 15.3% (9.9% on a constant currency basis) to $26.2 million, with growth in most of our key international markets.
Gross profit for the fourth quarter 2025 was $105.3 million compared to $92.6 million for the fourth quarter 2024. Gross margin was 75.0%, an increase of 45 basis points from the fourth quarter 2024, driven by more favorable product mix. Income from operations for the fourth quarter 2025 was $2.5 million, compared to a loss from operations of $14.5 million for the fourth quarter 2024. Basic and diluted net income per share was $0.04 for the fourth quarter 2025, compared to net loss per share of $0.33 for the fourth quarter 2024.
Adjusted EBITDA for the fourth quarter 2025 was $19.9 million, compared to $12.7 million for fourth quarter of 2024. Adjusted income per share for the fourth quarter 2025 was $0.06 compared to adjusted loss per share of $0.08 for the fourth quarter 2024.
Constant currency revenue, adjusted EBITDA and adjusted income/loss per share are non-GAAP measures. We discuss these non-GAAP measures and provide reconciliations to GAAP measures later in this release.
2025 Financial Results
Revenue for 2025 was $534.5 million, an increase of $69.2 million or 14.9% (14.4% on a constant currency basis), compared to 2024 revenue. Our revenue grew as a result of expanding adoption of our pain management, open ablation and appendage management product lines. U.S. revenue was $435.4 million, an increase of $52.6 million or 13.7%. International revenue was $99.2 million, an increase of $16.7 million or 20.2% (17.5% on a constant currency basis). Gross profit for 2025 was $400.8 million compared to $347.5 million for 2024. Gross margin increased to 75.0% for 2025, an increase of 29 basis points from 2024.
Loss from operations for 2025 was $9.4 million, compared to $40.0 million for 2024, reflecting strong revenue growth, cost efficiencies and improving operating leverage. Basic and diluted net loss per share was $0.24 for 2025, compared to $0.95 for 2024.

Adjusted EBITDA was $61.8 million for 2025, an increase of 98% when compared to $31.1 million for 2024. The adjusted loss per share for 2025 was $0.11 compared to $0.67 for 2024.
2026 Financial Guidance
Management projects full year 2026 revenue of approximately $600 million to $610 million, reflecting growth of approximately 12% to 14% over full year 2025. Management also projects full year positive adjusted EBITDA of approximately $80 million to $82 million in 2026, with full year positive net income. Full year 2026 adjusted earnings per share is expected to be in the range of $0.09 to $0.15, and net earnings per share is expected to be in the range of $0.00 to $0.04. Additionally, management expects continued positive cash generation for 2026.
Conference Call
AtriCure will host a conference call at 4:30 p.m. Eastern Time on Tuesday, February 17, 2026, to discuss its fourth quarter 2025 and full year 2025 financial results. To access the webcast, please visit the Investors page of AtriCure’s corporate website at https://ir.atricure.com/events-and-presentations/events. Participants are encouraged to register more than 15 minutes before the webcast start time. A replay of the presentation will be available for 90 days following the presentation.
About AtriCure
AtriCure, Inc. provides innovative technologies for the treatment of Afib and related conditions. Afib affects more than 59 million people worldwide. Surgeons around the globe use AtriCure technologies for the treatment of Afib, reduction of Afib related complications, and post-operative pain management. AtriCure’s Isolator® Synergy™ Ablation System is the first medical device to receive FDA approval for the treatment of persistent Afib. AtriCure’s AtriClip® Left Atrial Appendage Exclusion System products are the most widely sold LAA management devices worldwide. AtriCure’s Hybrid AF™ Therapy is a minimally invasive procedure that provides a lasting solution for long-standing persistent Afib patients. AtriCure’s cryoICE cryoSPHERE® and cryoXT® probes are cleared for temporary ablation of peripheral nerves to block pain, providing pain relief in cardiac, thoracic and amputation procedures. For more information, visit AtriCure.com or follow us on X @AtriCure.
Forward-Looking Statements
Except for historical information, certain statements in this press release, including financial guidance and outlook, are forward-looking in nature and are subject to risks, uncertainties and assumptions about us. Our business and operations are subject to a variety of risks and uncertainties and, consequently, actual results may differ materially from those projected by any forward-looking statements. These risks and uncertainties include, but are not limited to, the following: our estimate of the market for our products; the rate and degree of market acceptance of our products; negative clinical data; competition from existing and new products and procedures, including the development of drugs or catheter-based technologies; our reliance on independent distributors to sell our products; inventory-related charges; the timing of and ability to obtain and maintain regulatory clearances and approvals for our products; impacts of rising healthcare costs; our ability to comply with extensive FDA regulations; the timing of and ability to obtain third party payor reimbursement of procedures utilizing our products; unfavorable publicity; the potential impact of any acquisitions, mergers, dispositions, joint ventures or investments we may make; disruptions to our manufacturing operations; the impact of tariffs or other restrictive trade measures; our failure to properly manage growth; disruptions of critical information systems or material breaches in the security of our systems; our ability to manage our intellectual property rights to provide meaningful protection; fluctuation of quarterly financial results; fluctuations in foreign currency exchange rates; reliance on third party manufacturers and suppliers; and litigation, administrative or other proceedings. These risks and uncertainties, as well as others, are discussed in greater detail in our filings with the Securities and Exchange Commission ("SEC"), including our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on February 14, 2025, and our quarterly reports on Form 10-Q. There may be additional risks of which we are not presently aware or that we currently believe are immaterial which could have an adverse impact on our business. Any forward-looking statements are based on our current expectations, estimates and assumptions regarding future events and are applicable only as of the dates of such statements. We make no commitment to revise or update any forward-looking statements in order to reflect events or circumstances that may change.
Use of Non-GAAP Financial Measures
To supplement AtriCure’s condensed consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States of America, or GAAP, AtriCure provides certain non-GAAP financial measures in this release as supplemental financial metrics.
Revenue reported on a constant currency basis is a non-GAAP measure, calculated by applying previous period foreign currency exchange rates to each of the comparable periods. Management analyzes revenue on a constant currency basis to better measure the comparability of results between periods. Because changes in foreign currency exchange rates have a non-operating impact on revenue, the Company believes that evaluating growth in revenue on a constant currency basis provides an additional and meaningful assessment of revenue to both management and investors.
Adjusted EBITDA is calculated as net income (loss) before other income/expense (including interest), income tax expense, depreciation and amortization expense, share-based compensation expense, and non-recurring charges that are not reflective of the operational results of the Company’s core business and may affect comparability of results period-over-period. Non-recurring charges include acquisition costs, acquired-in-process research and development (IPR&D) and related milestone payments arising from asset acquisitions, legal settlement costs, impairment of intangible assets and change in fair value of contingent consideration liabilities.
Management believes in order to properly understand short-term and long-term financial trends, investors may wish to consider the impact of these excluded items in addition to GAAP measures. The excluded items vary in frequency and/or impact on our continuing results of operations and management believes that the excluded items are typically not reflective of our ongoing core business operations and financial condition. Further, management uses adjusted EBITDA for both strategic and annual operating planning. A reconciliation of adjusted EBITDA reported in this release to the most comparable GAAP measure for the respective periods appears in the table captioned “Reconciliation of Non-GAAP Adjusted Income (Adjusted EBITDA)” later in this release.
Adjusted income (loss) per share is a non-GAAP measure which calculates the net income (loss) per share before non-cash adjustments in fair value of contingent consideration liabilities, acquired IPR&D and related milestone payments arising from asset acquisitions, legal settlement costs, impairment of intangible assets and debt extinguishment. A reconciliation of adjusted income (loss) per share reported in this release to the most comparable GAAP measure for the respective periods appears in the table captioned “Reconciliation of Non-GAAP Adjusted Income (Loss) Per Share” later in this release.
The non-GAAP financial measures used by AtriCure may not be the same or calculated in the same manner as those used and calculated by other companies. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for AtriCure’s financial results prepared and reported in accordance with GAAP. We urge investors to review the reconciliation of these non-GAAP financial measures to the comparable GAAP financials measures included in this press release, and not to rely on any single financial measure to evaluate our business.
CONTACTS:
Angie Wirick
AtriCure, Inc.
Chief Financial Officer
(513) 755-5334
awirick@atricure.com
Marissa Bych
Gilmartin Group
Investor Relations
(415) 937-5402
marissa@gilmartinir.com

ATRICURE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands, Except Per Share Amounts)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
United States Revenue:
Open ablation	$38,479	$32,986	$143,847	$123,647
Minimally invasive ablation	7,728	10,474	31,475	45,737
Pain management	22,648	17,785	81,923	61,844
Appendage management	45,478	40,331	178,127	151,588
Total United States	114,333	101,576	435,372	382,816
International Revenue:
Open ablation	10,844	9,014	41,040	34,693
Minimally invasive ablation	2,124	2,545	8,371	8,104
Pain management	1,790	1,856	7,692	5,624
Appendage management	11,409	9,286	42,053	34,070
Total International	26,167	22,701	99,156	82,491
Total revenue	140,500	124,277	534,528	465,307
Cost of revenue	35,163	31,658	133,749	117,783
Gross profit	105,337	92,619	400,779	347,524
Operating expenses:
Research and development expenses	24,505	34,957	99,209	96,178
Selling, general and administrative expenses	78,341	72,185	311,017	291,359
Total operating expenses	102,846	107,142	410,226	387,537
Income (loss) from operations	2,491	(14,523)	(9,447)	(40,013)
Other expense, net	(131)	(779)	(716)	(3,661)
Income (loss) before income tax expense	2,360	(15,302)	(10,163)	(43,674)
Income tax expense	604	266	1,285	1,024
Net income (loss)	$1,756	$(15,568)	$(11,448)	$(44,698)
Basic net income (loss) per share	$0.04	$(0.33)	$(0.24)	$(0.95)
Diluted net income (loss) per share	$0.04	$(0.33)	$(0.24)	$(0.95)
Weighted average shares used in computing net income (loss) per share:
Basic	47,958	47,125	47,750	46,965
Diluted	48,873	47,125	47,750	46,965

ATRICURE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In Thousands)
(Unaudited)

	December 31, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$167,428	$122,721
Accounts receivable, net	66,653	60,339
Inventories	78,492	75,335
Prepaid and other current assets	9,944	9,431
Total current assets	322,517	267,826
Property and equipment, net	39,123	41,659
Operating lease right-of-use assets	6,868	5,727
Goodwill and intangible assets, net	282,807	291,248
Other noncurrent assets	2,864	2,868
Total assets	$654,179	$609,328
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued liabilities	$78,399	$70,619
Other current liabilities	3,121	2,805
Total current liabilities	81,520	73,424
Long-term debt	61,865	61,865
Finance and operating lease liabilities	11,516	11,860
Other noncurrent liabilities	7,343	1,210
Total liabilities	162,244	148,359
Stockholders' equity:
Common stock	50	49
Additional paid-in capital	904,522	863,710
Accumulated other comprehensive income (loss)	566	(1,035)
Accumulated deficit	(413,203)	(401,755)
Total stockholders' equity	491,935	460,969
Total liabilities and stockholders' equity	$654,179	$609,328

ATRICURE, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP RESULTS TO NON-GAAP RESULTS
(In Thousands)
(Unaudited)
Reconciliation of Non-GAAP Adjusted Income (Adjusted EBITDA)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Net income (loss), as reported	$1,756	$(15,568)	$(11,448)	$(44,698)
Income tax expense	604	266	1,285	1,024
Other expense, net	131	779	716	3,661
Depreciation and amortization expense	5,107	4,826	20,531	18,733
Share-based compensation expense	11,260	10,385	44,685	40,405
Acquired in-process research & development expense	1,000	12,000	6,000	12,000
Non-GAAP adjusted income (adjusted EBITDA)	$19,858	$12,688	$61,769	$31,125
Reconciliation of Non-GAAP Adjusted Income (Loss) Per Share

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Net income (loss), as reported	$1,756	$(15,568)	$(11,448)	$(44,698)
Acquired in-process research & development expense	1,000	12,000	6,000	12,000
Loss on debt extinguishment	—	—	—	1,362
Non-GAAP adjusted income (loss)	$2,756	$(3,568)	$(5,448)	$(31,336)

Basic adjusted income (loss) per share	$0.06	$(0.08)	$(0.11)	$(0.67)
Diluted adjusted income (loss) per share	$0.06	$(0.08)	$(0.11)	$(0.67)
Weighted average shares used in computing adjusted income (loss) per share
Basic	47,958	47,125	47,750	46,965
Diluted	48,873	47,125	47,750	46,965